EXHIBIT 3.2

                     AMENDMENT TO THE AMENDED AND
                                   RESTATED BYLAWS

                                                     OF

                      DOVER INVESTMENTS CORPORATION

      Article V of the Amended and Restated Bylaws of Dover Investments Corporation (the "Corporation") is hereby amended and restated to read in its entirety as follows:

                                        ARTICLE V

                 INDEMNIFICATION AND INSURANCE

Section 1.  Indemnification.

                     (a) Actions, Suits or Proceedings Other Than By or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans), was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or arbitration, whether civil, criminal, administrative or investigative (hereinafter, a "Proceeding"), other than an action by or in the right of the Corporation, the Corporation shall to the fullest extent permitted by applicable law indemnify such person against all costs, charges, expenses (including attorneys' fees), liabilities and losses, judgments, fines, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person's behalf in connection with such action, suit or proceeding and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

                  (b) Actions or Suits by or in the Right of the Corporation. In the case of any person who, by reason of the fact that such person is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director, officer, employee or agent of another
Corporation, partnership, joint venture, trust or other enterprise
(including, without limitation, service with respect to employee or welfare benefit plans), was or is a party or is threatened to be made a party to any threatened, pending or completed Proceeding by or in the right of the Corporation to procure a judgment in its favor, the Corporation shall indemnify such person to the fullest extent permitted by applicable law against all costs, charges, expenses
(including attorneys' fees), judgments, amounts paid in settlement and excise taxes or penalties assessed with respect to any employee benefit or welfare plan reasonably incurred or suffered by such person or on such person's behalf in connection with such action or suit and any appeal therefrom, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made under this Section 1(b) Article V in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such costs, charges and expenses which the Court of Chancery or such other court shall deem proper.

                  (c) Indemnification for Costs, Charges and Expenses of Successful Party. Notwithstanding any other provision of this
Article V, to the extent that a director or officer of the Corporation has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding referred to in Sections 1(a) or 1(b) of this Article V or in defense of any claim, issue or matter therein, such director or officer shall be indemnified against all costs, charges and expenses (including attorneys' fees) actually and reasonably incurred by such director or officer or on such director's or officer's behalf in connection therewith.

                  (d) Advancement of Costs, Charges and Expenses. Expenses (including, without limitation, costs, charges and attorneys' fees) incurred by a director or officer referred to in Sections 1(a) or 1(b) of this Article V in connection with a Proceeding (hereinafter, an "Indemnitee") shall be paid by the Corporation, in advance of a determination of right to indemnification pursuant to Section 1(e) of this Article V or the final disposition of such Proceeding, upon the written request of such director or officer (which request shall be directed to the secretary of the Corporation and include a statement or statements reasonably evidencing the expenses, costs and/or charges incurred by such person); provided, however, that the payment of such expenses in advance of the determination of right to indemnification or the final disposition of such Proceeding shall be made only upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Section 1 of this Article V.
The Corporation shall so advance expenses, costs and other charges within 20 days' of receipt of such request (together with such statement or statements) from such Indemnitee. The Board of Directors may, in such case, and upon approval of such Indemnitee, authorize the Corporation's counsel to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding.

                  (e) Determination of Right to Indemnification. Any indemnification under Sections 1(a) or 1(b) of this Article V
(unless ordered by a court) shall be paid by the Corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in Sections 1(a) and 1(b) of Article V. Such determination shall be made (i) by the Board of Directors by a vote or decision of directors constituting a majority of the Board of Directors who are or were not parties to such Proceeding (whether or not they constitute a quorum of the Board of Directors), (ii) if such a vote or decision is not obtainable, or, even if obtainable, if a majority of such disinterested directors so directs, by Independent Legal
Counsel in a written opinion, or (iii) in any event by the stockholders. In the event such determination is to be made by Independent Legal Counsel, a majority of such disinterested directors shall select the Independent Legal Counsel, but only an Independent Legal Counsel to which the Indemnitee does not reasonably object. "Independent Legal Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (x) the Corporation or the Indemnitee in any matter material to either such party or (y) any other party to the Proceeding giving rise to a claim for indemnification under this Article V. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article V.

                        (i) To obtain indemnification under this Article V, an
            Indemnitee shall submit to the secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The secretary shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that the Indemnitee has requested indemnification.

                        (ii) In the event that a determination is made pursuant to this Section 1(e) of this Article V that the
            Indemnitee is not entitled to indemnification under this
            Article V, (A) the Indemnitee shall be entitled to seek an adjudication of entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; and (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination.

                        (ii) If a determination shall have been made pursuant
            to this Section 1(e) that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made and shall be conclusively bound by such determination, unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to Section 1(d) of
            Article V or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made pursuant to this Section 1(e) of this Article V, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in clause (A) or (B) of this subsection 1(e)(ii) of this Article V; provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such an event.

                        (iii) The Corporation shall be precluded from
            asserting in any judicial proceeding or arbitration commenced pursuant to this Section 1(e) of this Article V that the procedures of this Article V are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article V.

                        (iv) In the event that the Indemnitee, pursuant to this
            Section 1(e) of this Article V, seeks a judicial adjudication of or an award in arbitration to enforce rights under, or to recover damages for breach of, this Article V, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                        (f)  Other Rights; Continuation of Right to
                              Indemnification; Limitations.
The indemnification and advancement of costs, charges and expenses provided by, or granted pursuant to, this Section 1 of Article V shall not be deemed exclusive of any other rights to which a person seeking indemnification and advancement of costs, charges and expenses may be entitled under any applicable law (common or statutory), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office as set forth in Sections 1(a) and 1(b) of this Article V or otherwise, and, unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to hold such office and shall inure to the benefit of the estate, heirs, executors, legal representatives and administrators of such person. The provisions of this Article V shall be applicable to Proceedings commenced or continuing after the adoption of this Article V, whether arising from acts or omissions occurring before or after such adoption. All rights to indemnification under this Section 1 of this Article V shall be deemed to be a contract between the Corporation and each director and officer of the Corporation who serves or served in such capacity at any time while this Section 1 of this Article V is in effect. Any repeal or modification of this Section 1 of this Article V or any repeal or modification of relevant provision of the Delaware General Corporation Law or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder. Notwithstanding any other provision of this Article V, the Corporation shall be required to indemnify and/or advance costs, charges and expenses to a person in connection with Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors. Notwithstanding any other provision of this Article V, the Corporation shall not indemnify and/or advance costs, charges and expenses to a person in connection with preparing to serve or serving as a witness in cooperation with any party or entity who or which has threatened or commenced any action, suit or proceeding against the Corporation, any subsidiary thereof or any director, officer or employee of the Corporation or any such subsidiary.

                        (g) Indemnification of Employees and Other Agents. The Board of Directors in its discretion shall have the power on behalf of the Corporation, subject to applicable law, and upon such terms and subject to such conditions as the Board of Directors shall determine, to indemnify any person made a party to any Proceeding by reason of the fact that such person, or such person's testator or intestate, is or was an employee or other agent of the Corporation and to advance costs, charges and expenses (including attorneys' fees) incurred by such person in defending any such Proceeding.




 Section 2.    Insurance; Contracts; Funding.

                     The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise (including, without limitation, service with respect to employee benefit or welfare plans) against any liability asserted against such person and incurred by such person or on such person's behalf in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V. The Corporation may enter into contracts with any such person in furtherance of the provisions of this Article V and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided or authorized in this Article V.

Section 3.     Savings Clause.

                     If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and excise taxes or penalties assessed with respect to employee benefit or welfare plans actually and reasonably incurred with respect to any Proceeding, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article V that shall not have been invalidated.